EXHIBIT 99.1

Earnings Press Release dated October 20, 2011

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

October 20, 2011

PEOPLE’S UNITED FINANCIAL REPORTS THIRD QUARTER OPERATING EARNINGS OF $0.19 PER SHARE AND NET INCOME OF $0.15 PER SHARE; AUTHORIZES ADDITIONAL SHARE REPURCHASE

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT) today announced net income of $52.9 million, or $0.15 per share, for the third quarter of 2011, compared to $24.1 million, or $0.07 per share, for the third quarter of 2010, and $51.2 million, or $0.15 per share, for the second quarter of 2011. Operating earnings were $67.3 million for the third quarter of 2011, compared to $27.7 million for the third quarter of 2010 and $57.3 million for this year’s second quarter. Included in this quarter’s results are $14.4 million (after-tax) of merger-related expenses and one-time charges, including $6.2 million related to the prepayment of assumed FHLB advances. As previously reported, People’s United Financial completed its acquisition of Danvers Bancorp, Inc. on June 30, 2011, effective July 1, 2011. Accordingly, Danvers’ results of operations are included as of the effective date, and prior period results have not been restated to include Danvers.

During the third quarter of 2011 the Company completed the stock repurchase authorization announced in January 2011 by purchasing 15.8 million shares of common stock at an average price of $11.81 per share. Today, People’s United Financial’s Board of Directors approved an additional share repurchase authorization. Under the authorization, up to 5 percent of the Company’s common stock outstanding, or 18 million shares, can be repurchased, either directly or through agents, in the open market at prices and terms satisfactory to management.

The Company’s Board of Directors also declared a $0.1575 per share quarterly dividend, payable November 15, 2011 to shareholders of record on November 1, 2011. Based on the closing stock price on October 19, 2011, the dividend yield on People’s United Financial common stock is 5.2 percent.

“Our performance this quarter continues to reflect improvements in our operating metrics, including another solid quarter of organic loan and deposit growth throughout our franchise, and encouraging trends in asset quality,” stated Jack Barnes, President and Chief Executive Officer. “In fact, on an annualized basis and excluding the effect of the Danvers acquisition, loans and deposits increased 15 percent and 6 percent, respectively, from June 30, 2011; our net interest margin remains above 4 percent; and our efficiency ratio improved to 63.1 percent from 71.2 percent in the year-ago quarter.”

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People’s United Financial, Inc. Reports 3Q Earnings

Barnes added, “We have made significant progress over the past year converting acquired companies onto a single core operating system. In addition, we simplified the operations within our wealth management businesses, specifically our brokerage and insurance subsidiaries, which underwent their own respective system conversions. Just this past weekend we successfully completed the Danvers core system conversion, which will improve our operating results in future periods.”

Barnes concluded, “We remain focused on delivering shareholder value by leveraging opportunities within our existing markets. Our emphasis on building lasting relationships throughout our franchise and continuing to cross-sell our products across all lines of business are key contributors to our organic growth and strong operating performance. Further, we continue to strengthen our position in the important Boston and New York MSAs.”

“On an operating basis, earnings were $67 million, or 19 cents per share, this quarter,” said Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “The Company’s performance this quarter reflects an improvement in net interest income, continued positive results in our fee businesses and tighter expense control.”

Walters continued, “The net interest margin increased 37 basis points in the third quarter of 2011 compared to last year’s third quarter and remained relatively flat compared to the second quarter of 2011, declining a modest two basis points. Non-interest income this quarter continues to reflect improvement in most of our fee-based businesses, as well as the addition of Danvers. The entire increase in the level of operating non-interest expense this quarter reflects the Danvers acquisition, partially offset by benefits from cost-savings initiatives announced last quarter.”

Walters concluded, “While the overall level of non-performing loans is reflective of a period of prolonged economic weakness, we are pleased with the credit trends noted over the past few quarters. In fact, our year-to-date net loan charge-off ratio of 28 basis points is roughly one-quarter of our peers’, which is a reflection of the Company’s historically strong underwriting standards, the strength of the footprint in which we operate and the vigor of our customers who have successfully managed through the economic crises.”

At September 30, 2011, People’s United Financial’s tier 1 common and total risk-based capital ratios were 15.0 percent and 16.6 percent, respectively, and the tangible equity ratio stood at 12.5 percent. People’s United Bank’s tier 1 and total risk-based capital ratios were 14.1 percent and 14.9 percent, respectively, at September 30, 2011.

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People’s United Financial, Inc. Reports 3Q Earnings

Loans acquired in connection with acquisitions have been recorded at fair value, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

At September 30, 2011, the allowance for loan losses as a percentage of originated loans, which represents all loans other than those acquired, was 1.09 percent and as a percentage of originated non-performing loans was 69 percent, compared to 1.15 percent and 68 percent, respectively, at June 30, 2011. For the originated commercial banking portfolio, the allowance for loan losses ratio was 1.48 percent at September 30, 2011 and represented 92 percent of non-performing commercial banking loans at that date.

For the originated loan portfolio, non-performing loans equaled 1.60 percent of originated loans at September 30, 2011, compared to 1.69 percent at June 30, 2011 and 1.77 percent at September 30, 2010. Non-performing assets (excluding acquired non-performing loans) equaled 1.88 percent of originated loans, REO and repossessed assets at September 30, 2011 compared to 2.05 percent at June 30, 2011 and 2.19 percent at September 30, 2010.

Non-performing loans in the acquired portfolio, which represent the contractual balances of loans acquired that meet our definition of non-performing but for which the risk of loss has already been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement, totaled $241.6 million at September 30, 2011 compared to $250.4 million at June 30, 2011 and $359.8 million at December 31, 2010. During the third quarter, loans with a contractual balance of approximately $41 million (carrying amount of approximately $32 million) were sold at a net loss of approximately $5 million.

Third quarter net loan charge-offs totaled $13.4 million compared to $15.5 million in the second quarter of 2011. Net loan charge-offs as a percent of average loans on an annualized basis were 0.27 percent in the third quarter of 2011 compared to 0.35 percent in this year’s second quarter. The provision for loan losses in the third quarter of 2011 reflects a $5.7 million increase in the allowance for loan losses related to the growth in the commercial and residential mortgage loan portfolios, partially offset by charge-offs of $4.7 million against previously established specific reserves.

Operating return on average assets was 0.98 percent for the third quarter of 2011, compared to 0.92 percent for the second quarter of 2011 and 0.50 percent for the third quarter of 2010. Operating return on average tangible stockholders’ equity was 8.0 percent for the third quarter of 2011, compared to 7.1 percent for the second quarter of 2011 and 3.1 percent for the third quarter of 2010.

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People’s United Financial, Inc. Reports 3Q Earnings

People’s United Financial, a diversified financial services company with $27 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 372 branches in Connecticut, Massachusetts, Vermont, New York, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services.

Conference Call

On October 20, 2011, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

3Q 2011 Financial Highlights

Summary

•	Net income was $52.9 million, or $0.15 per share.

•	Operating earnings were $67.3 million, or $0.19 per share.

•	Net interest income totaled $240.0 million.

•	Net interest margin decreased 2 basis points from 2Q11 to 4.11%.

•	Provision for loan losses totaled $14.4 million.

•	Net loan charge-offs totaled $13.4 million, of which $4.7 million related to loans with specific reserves established in prior periods.

•	Allowance for loan losses in 3Q11 reflects a $5.7 million increase due to loan growth.

•	Non-interest income was $84.7 million in 3Q11 compared to $76.6 million in 2Q11.

•	Bank service charges increased $2.9 million in 3Q11 to $35.8 million.

•	3Q11 and 2Q11 include a loss of $4.8 million and a gain of $7.2 million, respectively, on sales of acquired loans.

•	Net security gains totaled $8.6 million in 3Q11, reflecting the sale of mortgage-backed securities (book value of $507 million) to reduce premium risk.

•	Non-interest expense totaled $231.9 million in 3Q11 compared to $207.0 million in 2Q11.

•	Operating non-interest expense was $210.4 million in 3Q11 compared to $197.8 million in 2Q11.

•	3Q11 includes a full quarter of non-interest expense from Danvers (approximately $12.4 million).

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3Q11 and 2Q11 include $21.5 million and $9.2 million, respectively, of merger-related expenses and one-time charges. 3Q11 merger-related expenses include debt prepayment costs of $9.3 million relating to the repayment of $284 million of FHLB advances.

•	Effective income tax rate was 32.5% in 3Q11 compared to 33.3% in 2Q11.

•	Tax reserves totaling $0.6 million were released in 3Q11 as a result of closed tax years.

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People’s United Financial, Inc. Reports 3Q Earnings

Commercial Banking

•	Excluding acquired loans, commercial banking loans increased $545 million, or 21% annualized, from June 30, 2011.

•	Average commercial banking loans were $14.3 billion, a $1.6 billion increase from 2Q11 (Danvers average commercial banking loans totaled $1.5 billion in 3Q11).

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $213.1 million at September 30, 2011, down from $220.7 million at June 30, 2011.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 1.61% at September 30, 2011 compared to 1.71% at June 30, 2011.

•	Net loan charge-offs totaled $9.8 million, or 0.28% annualized, of average commercial banking loans in 3Q11, compared to $13.2 million, or 0.42% annualized, in 2Q11.

•	2Q11 loan charge-offs included $6.0 million related to a single commercial real estate loan.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 1.48% at September 30, 2011 compared to 1.55% at June 30, 2011.

•	The commercial banking allowance for loan losses represented 92% of originated non-performing commercial banking loans at September 30, 2011 compared to 91% at June 30, 2011.

•	Commercial deposits totaled $4.8 billion at September 30, 2011 compared to $3.9 billion at June 30, 2011.

Retail Banking

•	Excluding acquired loans, residential mortgage loans increased $320 million, or 48% annualized, from June 30, 2011.

•	Average residential mortgage loans totaled $3.4 billion, a $497 million increase from 2Q11 (Danvers average residential mortgage loans totaled $297 million in 3Q11).

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 2.19% at September 30, 2011 compared to 2.47% at June 30, 2011.

•	Net loan charge-offs totaled $2.1 million, or 0.25% annualized, of average residential mortgage loans in 3Q11, compared to $1.2 million, or 0.16% annualized, in 2Q11.

•	Excluding acquired loans, home equity loans increased $28 million, or 6% annualized, from June 30, 2011.

•	Average home equity loans totaled $2.0 billion in 3Q11, a $106 million increase from 2Q11 (Danvers average home equity loans totaled $83 million in 3Q11).

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.74% at September 30, 2011 compared to 0.64% at June 30, 2011.

•	Net loan charge-offs totaled $1.1 million, or 0.21% annualized, of average home equity loans in 3Q11, compared to $0.8 million, or 0.17% annualized, in 2Q11.

•	Retail deposits totaled $15.7 billion at September 30, 2011 compared to $14.4 billion at June 30, 2011.

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People’s United Financial, Inc. Reports 3Q Earnings

Wealth Management and Insurance

•	Insurance revenue increased $2.4 million from 2Q11, primarily reflecting the seasonal nature of insurance renewals, and increased $0.7 million from 3Q10.

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Brokerage commissions declined $0.5 million from 2Q11, primarily reflecting lower commissions on mutual funds and fixed income products due to the uncertainty in the equity markets and the low interest rate environment.

•	Investment management fees increased $0.1 million from 2Q11 and $0.8 million from 3Q10.

•

Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $12.2 billion and $4.1 billion, respectively, at September 30, 2011.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquired companies; and (11) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

People’s United Financial completed its acquisition of Danvers Bancorp, Inc. on June 30, 2011, effective July 1, 2011. Accordingly, Danvers’ results of operations are included beginning with the effective date, and prior period results have not been restated to include Danvers.

	Three Months Ended
(dollars in millions, except per share data)	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Earnings Data:
Net interest income	$240.0	$221.2	$220.3	$189.8	$175.8
Provision for loan losses	14.4	14.0	14.6	10.9	21.8
Non-interest income (1)	84.7	76.6	74.6	68.1	68.0
Non-interest expense (2)	231.9	207.0	202.8	199.1	186.3
Income before income tax expense	78.4	76.8	77.5	47.9	35.7
Net income	52.9	51.2	51.7	32.0	24.1
Operating earnings (3)	67.3	57.3	53.8	36.7	27.7
Selected Statistical Data:
Net interest margin (4)	4.11%	4.13%	4.16%	3.87%	3.74%
Return on average assets (4)	0.77	0.82	0.84	0.56	0.44
Operating return on average assets (3), (4)	0.98	0.92	0.87	0.64	0.50
Return on average tangible assets (4)	0.84	0.89	0.91	0.61	0.48
Return on average stockholders’ equity (4)	3.8	4.0	4.0	2.4	1.8
Return on average tangible stockholders’ equity (4)	6.3	6.3	6.4	3.7	2.7
Operating return on average tangible stockholders’ equity (3), (4)	8.0	7.1	6.7	4.2	3.1
Efficiency ratio (3)	63.1	65.7	66.2	71.1	71.2
Common Share Data:
Basic and diluted earnings per share	$0.15	$0.15	$0.15	$0.09	$0.07
Operating earnings per share (3)	0.19	0.17	0.15	0.10	0.08
Dividends paid per share	0.1575	0.1575	0.1550	0.1550	0.1550
Dividend payout ratio	108.4%	106.4%	104.9%	172.5%	230.4%
Operating dividend payout ratio (3)	85.3	95.1	100.7	150.4	200.4
Book value per share (end of period)	$15.18	$15.01	$14.92	$14.91	$15.04
Tangible book value per share (end of period) (3)	9.01	9.38	9.27	9.30	10.07
Stock price:
High	13.96	13.81	14.49	14.17	14.35
Low	10.50	12.55	12.17	12.20	12.56
Close (end of period)	11.40	13.44	12.58	14.01	13.09
Common shares (end of period) (in millions)	348.59	346.12	345.97	350.07	356.73
Weighted average diluted common shares (in millions)	358.28	343.88	346.01	352.53	354.99

(1)	Includes net security gains of $8.6 million for the three months ended Sept. 30, 2011.
(2)	Includes a total of $21.5 million, $9.2 million, $3.1 million, $7.0 million and $5.3 million of merger-related expenses, core system conversion costs and one-time charges for the three months ended Sept. 30, 2011, June 30, 2011, March 31, 2011, Dec. 31, 2010 and Sept. 30, 2010, respectively.
(3)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(4)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Nine Months Ended September 30,
(dollars in millions, except per share data)	2011	2010
Earnings Data:
Net interest income	$681.5	$509.2
Provision for loan losses	43.0	49.1
Non-interest income	235.9	201.9
Non-interest expense (1)	641.7	582.9
Income before income tax expense	232.7	79.1
Net income	155.8	53.7
Operating earnings (2)	178.4	88.7
Selected Statistical Data:
Net interest margin (3)	4.13%	3.64%
Return on average assets (3)	0.81	0.33
Operating return on average assets (2), (3)	0.93	0.55
Return on average tangible assets (3)	0.88	0.36
Return on average stockholders’ equity (3)	3.9	1.3
Return on average tangible stockholders’ equity (3)	6.3	2.0
Operating return on average tangible stockholders’ equity (2), (3)	7.3	3.2
Efficiency ratio (2)	64.9	72.8
Common Share Data:
Basic and diluted earnings per share	$0.45	$0.15
Operating earnings per share (2)	0.51	0.25
Dividends paid per share	0.4700	0.4625
Dividend payout ratio	106.6%	303.5%
Operating dividend payout ratio (2)	93.1	183.7
Book value per share (end of period)	$15.18	$15.04
Tangible book value per share (end of period) (2)	9.01	10.07
Stock price:
High	14.49	17.08
Low	10.50	12.56
Close (end of period)	11.40	13.09
Common shares (end of period) (in millions)	348.59	356.73
Weighted average diluted common shares (in millions)	349.43	352.72

(1)	Includes a total of $33.8 million and $51.9 million of merger-related expenses, core system conversion costs and one-time charges for the nine months ended September 30, 2011 and 2010, respectively.
(2)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Financial Condition Data:
General:
Total assets	$27,213	$25,323	$24,962	$25,037	$21,897
Loans	20,148	17,687	17,523	17,328	15,120
Securities	2,540	3,226	3,203	3,033	2,478
Short-term investments (1)	779	822	926	1,120	1,218
Allowance for loan losses	177	176	178	173	173
Goodwill and other acquisition-related intangibles	2,151	1,947	1,953	1,962	1,772
Deposits	20,487	18,278	18,110	17,933	15,675
Borrowings	881	1,331	1,158	1,011	254
Subordinated notes and debentures	159	159	176	182	183
Stockholders’ equity	5,291	5,194	5,160	5,219	5,365
Non-performing assets (2)	305	315	292	303	312
Net loan charge-offs	13.4	15.5	9.6	10.9	21.8
Average Balances:
Loans	$19,856	$17,654	$17,290	$15,770	$15,120
Securities	2,976	3,264	3,089	2,457	1,856
Short-term investments (1)	756	629	843	1,418	1,892
Residential mortgage loans held for sale	26	17	52	52	47
Total earning assets	23,614	21,564	21,274	19,697	18,915
Total assets	27,355	24,853	24,623	22,961	21,955
Deposits	20,259	18,225	17,944	16,531	15,801
Total funding liabilities	21,499	19,353	19,121	17,236	16,175
Stockholders’ equity	5,515	5,177	5,185	5,335	5,404
Ratios:
Net loan charge-offs to average loans (annualized)	0.27%	0.35%	0.22%	0.28%	0.58%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	1.88	2.05	1.96	2.09	2.19
Allowance for loan losses to:
Originated loans (2)	1.09	1.15	1.19	1.19	1.22
Originated non-performing loans (2)	68.5	68.0	73.8	70.3	68.6
Average stockholders’ equity to average total assets	20.2	20.8	21.1	23.2	24.6
Stockholders’ equity to total assets	19.4	20.5	20.7	20.8	24.5
Tangible stockholders’ equity to tangible assets (3)	12.5	13.9	13.9	14.1	17.8
Total risk-based capital (4)	16.6	19.1	19.4	19.3	23.3

(1)	Includes securities purchased under agreements to resell.
(2)	Excludes acquired loans.
(3)	See non-GAAP financial measures and reconciliation to GAAP beginning on page 17.
(4)	Consolidated.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2011	June 30, 2011	Dec. 31, 2010	Sept. 30, 2010
Assets
Cash and due from banks	$370.9	$334.7	$354.7	$320.3
Short-term investments	779.1	821.9	599.8	478.1

Total cash and cash equivalents	1,150.0	1,156.6	954.5	798.4

Securities purchased under agreements to resell	—	—	520.0	740.0

Securities:
Trading account securities, at fair value	69.9	84.9	83.5	83.5
Securities available for sale, at fair value	2,336.0	3,025.6	2,831.1	2,305.0
Securities held to maturity, at amortized cost	56.4	56.0	55.1	55.1
Federal Home Loan Bank stock, at cost	77.7	59.5	63.6	33.9

Total securities	2,540.0	3,226.0	3,033.3	2,477.5

Residential mortgage loans held for sale	45.4	36.8	88.5	70.2

Loans:
Commercial (1)	7,262.5	6,074.1	5,196.0	5,070.7
Commercial real estate (1)	7,142.9	6,530.9	7,306.3	5,493.1
Residential mortgage	3,502.0	2,931.7	2,647.5	2,379.9
Consumer	2,240.8	2,150.3	2,177.9	2,176.5

Total loans	20,148.2	17,687.0	17,327.7	15,120.2
Less allowance for loan losses	(177.0)	(176.0)	(172.5)	(172.5)

Total loans, net	19,971.2	17,511.0	17,155.2	14,947.7

Goodwill and other acquisition-related intangibles	2,151.2	1,946.7	1,962.0	1,772.3
Premises and equipment	363.1	323.6	325.1	254.1
Bank-owned life insurance	330.7	293.5	291.8	253.6
Other assets	661.4	828.3	706.7	583.5

Total assets	$27,213.0	$25,322.5	$25,037.1	$21,897.3

Liabilities
Deposits:
Non-interest-bearing	$4,217.5	$3,932.2	$3,872.6	$3,427.2
Savings, interest-bearing checking and money market	10,789.5	9,336.8	8,897.8	7,880.1
Time	5,479.7	5,009.3	5,162.7	4,367.6

Total deposits	20,486.7	18,278.3	17,933.1	15,674.9

Borrowings:
Retail repurchase agreements	519.8	426.1	472.2	244.2
Federal Home Loan Bank advances	333.4	477.5	509.3	9.7
Federal funds purchased / other borrowings	27.3	427.6	29.1	—

Total borrowings	880.5	1,331.2	1,010.6	253.9

Subordinated notes and debentures	159.4	159.1	182.2	182.9
Other liabilities	395.9	360.0	691.9	421.1

Total liabilities	21,922.5	20,128.6	19,817.8	16,532.8

Stockholders’ Equity
Common stock	3.9	3.7	3.7	3.7
Additional paid-in capital	5,242.5	4,989.1	4,978.8	4,946.0
Retained earnings	757.7	763.2	772.6	798.5
Treasury stock, at cost	(497.3)	(307.6)	(248.9)	(134.6)
Accumulated other comprehensive loss	(36.8)	(70.2)	(99.0)	(59.4)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(179.5)	(184.3)	(187.9)	(189.7)

Total stockholders’ equity	5,290.5	5,193.9	5,219.3	5,364.5

Total liabilities and stockholders’ equity	$27,213.0	$25,322.5	$25,037.1	$21,897.3

(1)	Approximately $875 million of loans secured, in part, by owner-occupied commercial properties were reclassified from commercial real estate loans to commercial loans as of March 31, 2011.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Interest and dividend income:
Commercial real estate (1)	$98.0	$92.5	$101.6	$85.9	$76.3
Commercial (1)	97.4	85.9	78.6	70.5	68.1
Residential mortgage	34.5	29.7	29.3	27.1	26.5
Consumer	21.5	20.6	20.9	22.1	22.2

Total interest on loans	251.4	228.7	230.4	205.6	193.1
Securities	21.7	23.4	21.0	13.6	12.6
Residential mortgage loans held for sale	0.4	0.3	0.7	0.7	0.6
Short-term investments	0.5	0.4	0.6	0.6	0.8
Securities purchased under agreements to resell	—	—	0.1	0.3	0.4

Total interest and dividend income	274.0	252.8	252.8	220.8	207.5

Interest expense:
Deposits	28.5	26.4	26.6	26.5	27.6
Borrowings	2.4	2.4	2.5	1.2	0.3
Subordinated notes and debentures	3.1	2.8	3.4	3.3	3.8

Total interest expense	34.0	31.6	32.5	31.0	31.7

Net interest income	240.0	221.2	220.3	189.8	175.8
Provision for loan losses	14.4	14.0	14.6	10.9	21.8

Net interest income after provision for loan losses	225.6	207.2	205.7	178.9	154.0

Non-interest income:
Bank service charges	35.8	32.9	31.0	30.7	31.5
Investment management fees	8.4	8.3	8.2	7.9	7.6
Insurance revenue	9.0	6.6	7.9	6.9	8.3
Brokerage commissions	2.8	3.3	3.2	2.9	2.8
Net (losses) gains on sales of loans	(3.5)	8.3	8.6	4.2	2.4
Bank-owned life insurance	2.0	1.4	1.2	1.0	1.4
Merchant services income, net	1.1	1.1	1.0	1.1	1.1
Net security gains (losses)	8.6	0.1	0.1	(1.0)	—
Other non-interest income	20.5	14.6	13.4	14.4	12.9

Total non-interest income	84.7	76.6	74.6	68.1	68.0

Non-interest expense:
Compensation and benefits	110.1	102.5	105.4	98.3	93.2
Occupancy and equipment	34.9	30.9	33.1	28.1	28.0
Professional and outside service fees	18.6	17.4	15.9	19.8	18.5
Amortization of other acquisition-related intangibles	7.0	6.0	5.9	6.1	6.1
Merger-related expenses	20.1	6.4	3.1	4.8	1.0
Other non-interest expense	41.2	43.8	39.4	42.0	39.5

Total non-interest expense	231.9	207.0	202.8	199.1	186.3

Income before income tax expense	78.4	76.8	77.5	47.9	35.7
Income tax expense	25.5	25.6	25.8	15.9	11.6

Net income	$52.9	$51.2	$51.7	$32.0	$24.1

Basic and diluted earnings per common share	$0.15	$0.15	$0.15	$0.09	$0.07

(1)	Approximately $875 million of loans secured, in part, by owner-occupied commercial properties were reclassified from commercial real estate loans to commercial loans as of March 31, 2011.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30,
(in millions, except per share data)	2011	2010
Interest and dividend income:
Commercial real estate	$292.1	$226.2
Commercial	261.9	195.8
Residential mortgage	93.5	82.3
Consumer	63.0	67.5

Total interest on loans	710.5	571.8
Securities	66.1	29.9
Residential mortgage loans held for sale	1.4	1.7
Short-term investments	1.5	4.0
Securities purchased under agreements to resell	0.1	0.6

Total interest and dividend income	779.6	608.0

Interest expense:
Deposits	81.5	86.3
Borrowings	7.3	1.1
Subordinated notes and debentures	9.3	11.4

Total interest expense	98.1	98.8

Net interest income	681.5	509.2
Provision for loan losses	43.0	49.1

Net interest income after provision for loan losses	638.5	460.1

Non-interest income:
Bank service charges	99.7	95.6
Investment management fees	24.9	24.1
Insurance revenue	23.5	21.9
Brokerage commissions	9.3	8.4
Net gains on sales of loans	13.4	7.9
Bank-owned life insurance	4.6	5.8
Merchant services income, net	3.2	3.2
Net security gains	8.8	—
Other non-interest income	48.5	35.0

Total non-interest income	235.9	201.9

Non-interest expense:
Compensation and benefits	318.0	282.1
Occupancy and equipment	98.9	86.3
Professional and outside service fees	51.9	52.9
Amortization of other acquisition-related intangibles	18.9	15.6
Merger-related expenses	29.6	18.5
Other non-interest expense	124.4	127.5

Total non-interest expense	641.7	582.9

Income before income tax expense	232.7	79.1
Income tax expense	76.9	25.4

Net income	$155.8	$53.7

Basic and diluted earnings per common share	$0.45	$0.15

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2011			June 30, 2011			September 30, 2010
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$755.9	$0.5	0.29%	$628.8	$0.4	0.26%	$1,176.2	$0.8	0.28%
Securities purchased under agreements to resell	—	—	—	—	—	—	715.8	0.4	0.21
Securities (2)	2,976.3	22.2	2.99	3,264.4	23.7	2.91	1,855.9	12.6	2.72
Residential mortgage loans held for sale	25.6	0.4	5.80	16.6	0.3	6.63	47.3	0.6	5.43
Loans:
Commercial real estate	7,157.0	98.0	5.48	6,558.1	92.5	5.65	5,464.7	76.3	5.59
Commercial	7,102.3	99.6	5.61	6,099.7	86.9	5.69	5,096.4	68.9	5.40
Residential mortgage	3,356.4	34.5	4.10	2,859.3	29.7	4.16	2,374.2	26.5	4.46
Consumer	2,240.7	21.5	3.84	2,136.8	20.6	3.87	2,184.1	22.2	4.06

Total loans	19,856.4	253.6	5.11	17,653.9	229.7	5.21	15,119.4	193.9	5.13

Total earning assets	23,614.2	$276.7	4.69%	21,563.7	$254.1	4.71%	18,914.6	$208.3	4.41%

Other assets	3,740.5			3,289.1			3,040.0

Total assets	$27,354.7			$24,852.8			$21,954.6

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$4,094.5	$—	—%	$3,849.6	$—	—%	$3,432.4	$—	—%
Savings, interest-bearing checking and money market	10,642.9	14.1	0.53	9,353.7	12.4	0.53	7,929.6	12.0	0.61
Time	5,522.0	14.4	1.04	5,021.9	14.0	1.12	4,439.1	15.6	1.40

Total deposits	20,259.4	28.5	0.56	18,225.2	26.4	0.58	15,801.1	27.6	0.70

Borrowings:
Federal Home Loan Bank advances	514.6	1.8	1.39	478.7	1.8	1.56	9.8	0.1	5.19
Retail repurchase agreements	520.6	0.5	0.43	432.3	0.5	0.44	178.5	0.2	0.47
Federal funds purchased/other borrowings	27.9	0.1	0.95	50.0	0.1	0.58	2.7	—	—

Total borrowings	1,063.1	2.4	0.91	961.0	2.4	1.00	191.0	0.3	0.71

Subordinated notes and debentures	176.0	3.1	6.86	166.4	2.8	6.78	182.7	3.8	8.28

Total funding liabilities	21,498.5	$34.0	0.63%	19,352.6	$31.6	0.65%	16,174.8	$31.7	0.78%

Other liabilities	341.0			322.9			375.6

Total liabilities	21,839.5			19,675.5			16,550.4
Stockholders’ equity	5,515.2			5,177.3			5,404.2

Total liabilities and stockholders’ equity	$27,354.7			$24,852.8			$21,954.6

Net interest income/spread (3)		$242.7	4.06%		$222.5	4.06%		$176.6	3.62%

Net interest margin			4.11%			4.13%			3.74%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $2.7 million, $1.3 million and $0.8 million for the three months ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2011			September 30, 2010
Nine months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$705.8	$1.5	0.29%	$2,031.8	$4.0	0.26%
Securities purchased under agreements to resell	36.4	0.1	0.17	406.4	0.6	0.20
Securities (2)	3,109.3	67.2	2.88	1,283.9	29.9	3.10
Residential mortgage loans held for sale	31.5	1.4	5.96	40.6	1.7	5.53
Loans:
Commercial real estate	6,923.5	292.1	5.63	5,439.9	226.2	5.55
Commercial	6,199.1	266.0	5.72	4,919.9	198.2	5.37
Residential mortgage	2,976.9	93.5	4.19	2,418.1	82.3	4.54
Consumer	2,176.6	63.0	3.86	2,209.3	67.5	4.07

Total loans	18,276.1	714.6	5.21	14,987.2	574.2	5.11

Total earning assets	22,159.1	$784.8	4.72%	18,749.9	$610.4	4.34%

Other assets	3,460.9			2,948.0

Total assets	$25,620.0			$21,697.9

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$3,915.0	$—	—%	$3,352.8	$—	—%
Savings, interest-bearing checking and money market	9,676.5	38.6	0.53	7,723.6	35.9	0.62
Time	5,226.6	42.9	1.09	4,494.8	50.4	1.50

Total deposits	18,818.1	81.5	0.58	15,571.2	86.3	0.74

Borrowings:
Federal Home Loan Bank advances	497.7	5.5	1.48	9.9	0.3	5.58
Retail repurchase agreements	472.8	1.5	0.43	165.0	0.6	0.45
Federal funds purchased/other borrowings	36.8	0.3	0.74	7.0	0.2	3.26

Total borrowings	1,007.3	7.3	0.96	181.9	1.1	0.84

Subordinated notes and debentures	174.0	9.3	7.09	182.4	11.4	8.30

Total funding liabilities	19,999.4	$98.1	0.65%	15,935.5	$98.8	0.83%

Other liabilities	326.8			382.9

Total liabilities	20,326.2			16,318.4
Stockholders’ equity	5,293.8			5,379.5

Total liabilities and stockholders’ equity	$25,620.0			$21,697.9

Net interest income/spread (3)		$686.7	4.07%		$511.6	3.51%

Net interest margin			4.13%			3.64%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The FTE adjustment was $5.2 million and $2.4 million for the nine months ended September 30, 2011 and 2010, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Sept. 30, 2011	June 30, 2011	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010
Originated non-performing loans:
Commercial Banking:
Commercial real estate (1)	$91.0	$90.2	$71.7	$82.5	$85.0
Commercial and industrial (1)	49.2	54.1	48.9	38.2	34.3
Equipment financing	37.9	36.0	38.6	36.0	35.1

Total	178.1	180.3	159.2	156.7	154.4

Retail:
Residential mortgage	65.5	65.8	70.4	78.8	87.0
Home equity	14.2	12.3	10.5	9.1	9.3
Other consumer	0.5	0.4	0.4	0.6	0.7

Total	80.2	78.5	81.3	88.5	97.0

Total originated non-performing loans (2)	258.3	258.8	240.5	245.2	251.4
REO	27.7	33.5	38.1	39.8	34.9
Repossessed assets	19.2	23.1	13.5	18.1	25.7

Total non-performing assets	$305.2	$315.4	$292.1	$303.1	$312.0

Acquired non-performing loans (contractual amount) (3)	$241.6	$250.4	$324.4	$359.8	$59.4

Originated non-performing loans as a percentage of originated loans	1.60%	1.69%	1.62%	1.70%	1.77%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	1.88	2.05	1.96	2.09	2.19
Tangible stockholders’ equity and allowance for loan losses	9.20	9.21	8.63	8.84	8.29

(1)	Non-performing commercial and industrial loans at March 31, 2011 include approximately $10.7 million of loans secured, in part, by owner-occupied commercial properties that were previously classified as non-performing commercial real estate loans.
(2)	Reported net of government guarantees totaling $11.3 million at Sept. 30, 2011, $10.7 million at June 30, 2011, $10.0 million at March 31, 2011, $9.4 million at Dec. 31, 2010 and $8.8 million at Sept. 30, 2010.
(3)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but for which the risk of credit loss has been considered by virtue of our estimate of acquisition-date fair value and/or the existence of an FDIC loss-share agreement. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are charged against the non-accretable difference established in purchase accounting and, as such, are not reported as charge-offs.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2011	2011	2011	2010	2010
Balance at beginning of period	$176.0	$177.5	$172.5	$172.5	$172.5
Charge-offs	(14.6)	(17.4)	(10.4)	(12.2)	(22.6)
Recoveries	1.2	1.9	0.8	1.3	0.8

Net loan charge-offs	(13.4)	(15.5)	(9.6)	(10.9)	(21.8)
Provision for loan losses	14.4	14.0	14.6	10.9	21.8

Balance at end of period	$177.0	$176.0	$177.5	$172.5	$172.5

Allowance for loan losses as a percentage of:
Originated loans	1.09%	1.15%	1.19%	1.19%	1.22%
Originated non-performing loans	68.5	68.0	73.8	70.3	68.6
Commercial banking allowance for loan losses as a percentage of originated commercial banking loans	1.48	1.55	1.61	1.61	1.66
Retail allowance for loan losses as a percentage of originated retail loans	0.26	0.25	0.26	0.25	0.24

NET LOAN CHARGE-OFFS

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2011	2011	2011	2010	2010
Commercial Banking:
Commercial real estate	$4.6	$9.3	$3.3	$2.6	$13.5
Commercial and industrial	4.4	1.6	2.3	1.4	3.1
Equipment financing	0.8	2.3	1.2	3.0	1.6

Total	9.8	13.2	6.8	7.0	18.2

Retail:
Residential mortgage	2.1	1.2	1.6	2.0	1.2
Home equity	1.1	0.8	0.8	1.1	1.3
Other consumer	0.4	0.3	0.4	0.8	1.1

Total	3.6	2.3	2.8	3.9	3.6

Total	$13.4	$15.5	$9.6	$10.9	$21.8

Net loan charge-offs to average loans (annualized)	0.27%	0.35%	0.22%	0.28%	0.58%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangibles and certain purchase accounting-related fair value adjustments, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent basis (excluding certain purchase accounting-related fair value adjustments) plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets other than residential mortgage loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to, merger-related expenses, core system conversion costs and one-time charges related to executive-level management separation and severance-related costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is calculated by dividing operating earnings by the weighted average number of dilutive common shares outstanding for the respective period. Operating return on average assets is calculated by dividing operating earnings (annualized) by average assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangibles) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangibles) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated ESOP common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

EFFICIENCY RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2011	2011	2011	2010	2010	2011	2010
Total non-interest expense	$231.9	$207.0	$202.8	$199.1	$186.3	$641.7	$582.9
Less:
Amortization of:
Other acquisition-related intangibles	7.0	6.0	5.9	6.1	6.1	18.9	15.6
Purchase accounting-related fair value adjustments	0.8	0.8	0.8	0.8	0.8	2.4	2.4
Merger-related expenses	20.1	6.4	3.1	4.8	1.0	29.6	18.5
Severance-related costs	1.4	—	—	—	—	1.4	—
Executive-level separation costs	—	2.8	—	—	—	2.8	15.3
Other	2.3	1.9	2.1	2.7	3.0	6.3	6.7

Total	$200.3	$189.1	$190.9	$184.7	$175.4	$580.3	$524.4

Net interest income (FTE basis) (1)	$242.7	$222.5	$221.5	$190.7	$176.6	$686.7	$511.6
Total non-interest income	84.7	76.6	74.6	68.1	68.0	235.9	201.9
Add:
BOLI FTE adjustment (1)	0.9	0.8	0.6	0.5	0.7	2.3	3.1
Purchase accounting-related fair value adjustments	—	—	—	—	1.0	—	3.6
Less:
Purchase accounting-related fair value adjustments	7.3	4.7	5.0	0.6	—	17.0	—
Net security gains (losses)	8.6	0.1	0.1	(1.0)	—	8.8	—
Gains (losses) on sales of acquired loans	(4.8)	7.2	5.5	—	—	7.9	—
Other	(0.1)	—	(2.2)	—	—	(2.3)	—

Total	$317.3	$287.9	$288.3	$259.7	$246.3	$893.5	$720.2

Efficiency ratio	63.1%	65.7%	66.2%	71.1%	71.2%	64.9%	72.8%

(1)	Fully taxable equivalent

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions, except per share data)	2011	2011	2011	2010	2010	2011	2010
Net income, as reported	$52.9	$51.2	$51.7	$32.0	$24.1	$155.8	$53.7

Adjustments to arrive at operating earnings:
Merger-related expenses	20.1	6.4	3.1	4.8	1.0	29.6	18.5
Severance-related costs	1.4	—	—	—	—	1.4	—
Executive-level separation costs	—	2.8	—	—	—	2.8	15.3
Core system conversion costs	—	—	—	2.2	4.3	—	18.1

Total pre-tax adjustments	21.5	9.2	3.1	7.0	5.3	33.8	51.9
Tax effect	(7.1)	(3.1)	(1.0)	(2.3)	(1.7)	(11.2)	(16.9)

Total adjustments, net of tax	14.4	6.1	2.1	4.7	3.6	22.6	35.0

Operating earnings	$67.3	$57.3	$53.8	$36.7	$27.7	$178.4	$88.7

Earnings per share, as reported	$0.15	$0.15	$0.15	$0.09	$0.07	$0.45	$0.15

Adjustments to arrive at operating earnings per share:
Merger-related expenses	0.04	0.02	—	0.01	—	0.06	0.03
Severance-related costs	—	—	—	—	—	—	—
Executive-level separation costs	—	—	—	—	—	—	0.04
Core system conversion costs	—	—	—	—	0.01	—	0.03

Total adjustments per share	0.04	0.02	—	0.01	0.01	0.06	0.10

Operating earnings per share	$0.19	$0.17	$0.15	$0.10	$0.08	$0.51	$0.25

Average total assets	$27,355	$24,853	$24,623	$22,961	$21,955	$25,620	$21,698

Operating return on average assets (annualized)	0.98%	0.92%	0.87%	0.64%	0.50%	0.93%	0.55%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2011	2011	2011	2010	2010	2011	2010
Operating earnings	$67.3	$57.3	$53.8	$36.7	$27.7	$178.4	$88.7

Average stockholders’ equity	$5,515	$5,177	$5,185	$5,335	$5,404	$5,294	$5,380
Less: average goodwill and average other acquisition-related intangibles	2,154	1,950	1,957	1,829	1,776	2,021	1,728

Average tangible stockholders’ equity	$3,361	$3,227	$3,228	$3,506	$3,628	$3,273	$3,652

Operating return on average tangible stockholders’ equity (annualized)	8.0%	7.1%	6.7%	4.2%	3.1%	7.3%	3.2%

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2011	2011	2011	2010	2010	2011	2010
Dividends paid	$57.4	$54.5	$54.2	$55.2	$55.5	$166.1	$162.9

Operating earnings	$67.3	$57.3	$53.8	$36.7	$27.7	$178.4	$88.7

Operating dividend payout ratio	85.3%	95.1%	100.7%	150.4%	200.4%	93.1%	183.7%

TANGIBLE EQUITY RATIO

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2011	2011	2011	2010	2010
Total stockholders’ equity	$5,291	$5,194	$5,160	$5,219	$5,365
Less: Goodwill and other acquisition-related intangibles	2,151	1,947	1,953	1,962	1,772

Tangible stockholders’ equity	$3,140	$3,247	$3,207	$3,257	$3,593

Total assets	$27,213	$25,323	$24,962	$25,037	$21,897
Less: Goodwill and other acquisition-related intangibles	2,151	1,947	1,953	1,962	1,772

Tangible assets	$25,062	$23,376	$23,009	$23,075	$20,125

Tangible equity ratio	12.5%	13.9%	13.9%	14.1%	17.8%

TANGIBLE BOOK VALUE PER SHARE

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in millions, except per share data)	2011	2011	2011	2010	2010
Tangible stockholders’ equity	$3,140	$3,247	$3,207	$3,257	$3,593

Common shares issued	395.46	377.02	376.95	376.62	374.63
Less: Shares classified as treasury shares	38.07	22.01	22.01	17.49	8.75
Unallocated ESOP shares	8.80	8.89	8.97	9.06	9.15

Common shares	348.59	346.12	345.97	350.07	356.73

Tangible book value per share	$9.01	$9.38	$9.27	$9.30	$10.07